Exhibit 99.1

Curtiss-Wright Reports Second Quarter 2022 Financial Results and Raises Full-year 2022 Guidance

DAVIDSON, N.C.--(BUSINESS WIRE)--August 3, 2022--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Highlights:

  Reported sales of $609 million, operating income of $98 million, operating margin of 16.1%, and diluted earnings per share (EPS) of $1.83;
  Adjusted operating margin of 16.1%, up 50 basis points;
  Adjusted diluted EPS of $1.83, up 18%;
  New orders of $776 million, up 13%, reflecting strong Aerospace & Defense (A&D) market demand, and book-to-bill of 1.27;
  Backlog of $2.4 billion, up 9% year-to-date;
  Reported free cash flow (FCF) of $22 million; and
  Share repurchases of approximately $12 million.

Full-Year 2022 Adjusted Guidance:

  Full-year 2022 guidance updated to include the acquisition of the Safran aerospace arresting systems business (SAA) that was completed on June 30, 2022; the business is expected to generate partial year sales of approximately $40 million within the Naval & Power segment and also be accretive to full-year Adjusted diluted EPS;
  Sales increased to new range of 4% to 6% growth (previously 3% to 5%);
  Adjusted operating income increased to new range of 5% to 7% growth (previously 3% to 6%) to reflect organic improvements and the contribution from SAA;
  Maintained Adjusted operating margin range of 17.1% to 17.3%, up 10 to 30 basis points compared with the prior year;
  Adjusted diluted EPS increased by $0.05 to new range of $8.10 to $8.30, up 10% to 13%; and
  Maintained free cash flow range of $345 to $365 million, reflecting greater than 110% FCF conversion.

"Curtiss-Wright delivered solid second quarter results, as overall sales were in-line with our expectations and our ongoing focus on operational execution enabled us to generate 50 basis points in operating margin expansion. As a result, Adjusted diluted EPS of $1.83 exceeded our expectations in the second quarter," said Lynn M. Bamford, Chair and CEO of Curtiss-Wright Corporation. "We also experienced strong order activity, as bookings increased 13% year over year, yielding a book-to-bill of 1.27, driven by increased demand in our defense and commercial aerospace markets."

"Looking ahead to the remainder of 2022, although near-term headwinds from ongoing supply chain disruption continue to impact the timing of revenue within our defense markets, we are encouraged by the improving trends in our commercial markets which provides confidence in achieving our full-year outlook. We raised our full-year 2022 guidance for total sales growth to a new range of 4% to 6% to reflect the contribution of the recently completed SAA acquisition, and we continue to anticipate solid organic growth of 3% to 5% in our A&D and Commercial markets. We also expect continued operating margin expansion and double-digit Adjusted diluted EPS growth of 10% to 13%, as we successfully execute on our Pivot to Growth strategy to drive long-term shareholder value.”

Financing of $300 Million in Senior Notes:

  On July 29, 2022, the Company priced a private placement debt offering of $300 million for senior notes, consisting of $200 million 4.49% notes due 2032 and $100 million 4.64% notes due 2034; The offering is expected to close in the fourth quarter; and
  Curtiss-Wright maintains a flexible and conservative capital structure, and has significant capacity for acquisitions, returns to shareholders and other corporate needs.

Second Quarter 2022 Operating Results

(In millions)	Q2-2022	Q2-2021	Change
Reported
Sales	$609	$621	(2%)
Operating income	$98	$95	4%
Operating margin	16.1%	15.2%	90 bps

Adjusted (1)
Sales	$609	$609	0%
Operating income	$98	$95	3%
Operating margin	16.1%	15.6%	50 bps
(1)	Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $609 million were flat compared with the prior year;
  Total A&D market sales decreased 3%, while total Commercial market sales increased 6%;
  In our A&D markets, we experienced reduced sales in our defense markets due to ongoing supply chain headwinds principally for defense electronics components and the timing of naval defense revenues, which were partially offset by modest growth in the commercial aerospace market;
  In our Commercial markets, we experienced solid sales growth within the power & process market, despite the wind down on the China Direct AP1000 program, as well as solid mid-single-digit growth in the general industrial market; and
  Adjusted operating income of $98 million increased 3%, while Adjusted operating margin increased 50 basis points to 16.1%, principally driven by increased profitability in the Naval & Power segment, as well as the benefits of our ongoing company-wide operational excellence initiatives; These increases were partially offset by unfavorable overhead absorption on lower revenues in our Defense Electronics segment.

Second Quarter 2022 Segment Performance

Aerospace & Industrial

(In millions)	Q2-2022	Q2-2021	Change
Reported
Sales	$209	$200	4%
Operating income	$32	$32	2%
Operating margin	15.6%	16.0%	(40 bps)

Adjusted (1)
Sales	$209	$194	8%
Operating income	$32	$30	7%
Operating margin	15.6%	15.7%	(10 bps)
(1)	Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $209 million, up $15 million, or 8%;
  Higher commercial aerospace market revenue reflected strong demand for actuation and sensors products, as well as surface treatment services, on numerous narrowbody and widebody platforms;
  Higher general industrial market revenue was driven by increased sales of industrial vehicle products, principally serving off-highway and specialty platforms;
  Lower aerospace defense market revenue principally reflected reduced sales of actuation and sensors products on various fighter jet programs; and
  Adjusted operating income was $32 million, up 7% from the prior year, while Adjusted operating margin decreased 10 basis points to 15.6%, as favorable absorption on strong Commercial market sales and the benefits of our ongoing operational excellence initiatives were offset by higher research and development investments.

Defense Electronics

(In millions)	Q2-2022	Q2-2021	Change
Reported
Sales	$150	$162	(8%)
Operating income	$24	$29	(16%)
Operating margin	16.4%	18.0%	(160 bps)

Adjusted (1)
Sales	$150	$163	(8%)
Operating income	$24	$31	(21%)
Operating margin	16.4%	18.9%	(250 bps)
(1)	Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $150 million, down $14 million, or 8%, principally reflected the timing of sales within our aerospace and ground defense markets due to ongoing supply chain headwinds and the delayed signing of the FY22 defense budget;
  Higher naval defense market revenue primarily reflected increased revenues on the Virginia-class submarine program;
  Lower commercial aerospace market revenue reflected decreased sales of avionics and flight test equipment on various domestic and international platforms; and
  Adjusted operating income was $24 million, down 21% from the prior year, while adjusted operating margin decreased 250 basis points to 16.4%, primarily reflecting unfavorable absorption on lower A&D revenues.

Naval & Power

(In millions)	Q2-2022	Q2-2021	Change
Reported
Sales	$251	$259	(3%)
Operating income	$50	$43	16%
Operating margin	19.9%	16.6%	330 bps

Adjusted (1)
Sales	$251	$252	0%
Operating income	$50	$43	15%
Operating margin	19.9%	17.2%	270 bps
(1)	Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $251 million were essentially flat compared with the prior year period;
  Naval defense market revenue declines primarily reflected lower revenues on the CVN-80 aircraft carrier and Virginia-class submarine programs, partially offset by higher revenues on the CVN-81 aircraft carrier and Columbia-class submarine programs;
  Higher power & process market revenues reflected strong growth in industrial valve sales in the process market as well as higher nuclear aftermarket revenues supporting the maintenance of existing operating reactors; Those increases were partially offset by the timing of production on the China Direct AP1000 program; and
  Adjusted operating income was $50 million, up 15% from the prior year, while adjusted operating margin increased 270 basis points to 19.9%, primarily driven by favorable mix in the naval defense and process markets, as well as the benefits of our ongoing operational excellence initiatives.

Free Cash Flow

(In millions)	Q2-2022	Q2-2021	Change
Net cash provided by operating activities	$31	$75	(59%)
Capital expenditures	(9)	(9)	(7%)
Reported free cash flow	$22	$66	(66%)
Adjusted free cash flow (1)	$22	$66	(66%)
(1)	A reconciliation of Reported to Adjusted free cash flow is available in the Appendix.
  Reported free cash flow of $22 million decreased $43 million, primarily due to the timing of defense revenues and higher working capital;
  Adjusted free cash flow of $22 million; and
  Capital expenditures were essentially flat compared with the prior year.

New Orders and Backlog

  New orders of $776 million increased 13% and generated a strong book-to-bill of 1.27, principally driven by strong demand for naval defense and commercial aerospace products within our A&D markets, and for nuclear aftermarket and process products within our Commercial markets; and
  Backlog of $2.4 billion, up 9% from December 31, 2021, reflects higher demand in both our A&D and commercial markets.

Share Repurchase and Dividends

  During the second quarter, the Company repurchased 87,412 shares of its common stock for approximately $12 million; and
  The Company also declared and paid a quarterly dividend of $0.19 a share, an increase of 6% from the previous quarter.

Full-Year 2022 Guidance

The Company is updating its full-year 2022 Adjusted financial guidance(1) as follows:

($ in millions, except EPS)	2022 Adjusted Non-GAAP Guidance (Prior)	2022 Adjusted Non-GAAP Guidance (Current)	% Chg vs 2021
Total Sales	$2,530 - $2,580	$2,570 - $2,620	Up 4% - 6%
Operating Income	$432 - $446	$439 - $452	Up 5% - 7%
Operating Margin	17.1% - 17.3%	17.1% - 17.3%	Up 10 - 30 bps
Diluted EPS	$8.05 - $8.25	$8.10 - $8.30	Up 10% - 13%
Free Cash Flow	$345 - $365	$345 - $365	Up 0% - 5%
(1)

Reconciliations of Reported to Adjusted 2021 operating results and 2022 financial guidance are available in the Appendix. Adjusted guidance includes the contribution from the SAA acquisition to the Company's second half 2022 performance.

**********

A more detailed breakdown of the Company’s 2022 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts, can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss second quarter 2022 financial results and updates to 2022 guidance at 10:00 a.m. ET on Thursday, August 4, 2022. A live webcast of the call and the accompanying financial presentation, as well as a replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Product sales	$505,416	$515,392	$958,837	$1,024,367
Service sales	103,941	106,103	209,981	194,187
Total net sales	609,357	621,495	1,168,818	1,218,554

Cost of product sales	316,389	331,881	610,916	661,335
Cost of service sales	64,454	64,895	127,986	122,743
Total cost of sales	380,843	396,776	738,902	784,078

Gross profit	228,514	224,719	429,916	434,476

Research and development expenses	23,868	23,194	44,417	45,057
Selling expenses	30,407	29,564	58,499	59,160
General and administrative expenses	76,134	77,378	163,734	150,610
Loss on divestiture	—	—	4,651	—

Operating income	98,105	94,583	158,615	179,649

Interest expense	9,788	10,180	19,318	20,139
Other income, net	4,555	440	7,552	5,283

Earnings before income taxes	92,872	84,843	146,849	164,793
Provision for income taxes	(22,000)	(23,435)	(35,292)	(43,916)
Net earnings	$70,872	$61,408	$111,557	$120,877

Net earnings per share:
Basic earnings per share	$1.84	$1.50	$2.90	$2.95
Diluted earnings per share	$1.83	$1.49	$2.89	$2.94

Dividends per share	$0.19	$0.18	$0.37	$0.35

Weighted-average shares outstanding:
Basic	38,429	40,915	38,438	40,921
Diluted	38,654	41,088	38,657	41,092

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$171,414	$171,004
Receivables, net	699,632	647,148
Inventories, net	482,790	411,567
Assets held for sale	—	10,988
Other current assets	84,584	67,101
Total current assets	1,438,420	1,307,808
Property, plant, and equipment, net	348,062	360,031
Goodwill	1,531,999	1,463,026
Other intangible assets, net	638,873	538,077
Operating lease right-of-use assets, net	145,325	143,613
Prepaid pension asset	263,719	256,422
Other assets	36,130	34,568
Total assets	$4,402,528	$4,103,545

Liabilities
Current liabilities:
Current portion of long-term debt	$202,500	$—
Accounts payable	171,589	211,640
Accrued expenses	133,706	147,701
Deferred revenue	215,188	260,157
Liabilities held for sale	—	12,655
Due to seller	247,215	—
Other current liabilities	89,009	102,714
Total current liabilities	1,059,207	734,867
Long-term debt	1,006,577	1,050,610
Deferred tax liabilities, net	149,213	147,349
Accrued pension and other postretirement benefit costs	84,404	91,329
Long-term operating lease liability	126,006	127,152
Long-term portion of environmental reserves	13,100	13,656
Other liabilities	96,382	112,092
Total liabilities	2,534,889	2,277,055

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187
Additional paid in capital	126,316	127,104
Retained earnings	3,006,164	2,908,827
Accumulated other comprehensive loss	(227,872)	(190,465)
Less: cost of treasury stock	(1,086,156)	(1,068,163)
Total stockholders' equity	1,867,639	1,826,490

Total liabilities and stockholders' equity	$4,402,528	$4,103,545

Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS

These Adjusted financials are defined as Reported Sales, Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments and transaction costs; (ii) the sale or divestiture of a business or product line; (iii) pension settlement charges; and (iv) significant legal settlements, impairment costs, and costs associated with shareholder activism, as applicable.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2022			June 30, 2021			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial (1)	$208,572	$—	$208,572	$199,713	$(5,784)	$193,929	4%	8%
Defense Electronics (2)	149,549	—	149,549	162,351	1,080	163,431	(8)%	(8)%
Naval & Power (3)	251,236	—	251,236	259,431	(7,413)	252,018	(3)%	—%

Total sales	$609,357	$—	$609,357	$621,495	$(12,117)	$609,378	(2)%	—%

Operating income (expense):
Aerospace & Industrial (1)	$32,464	$—	$32,464	$31,977	$(1,506)	$30,471	2%	7%
Defense Electronics (2)	24,460	—	24,460	29,271	1,592	30,863	(16)%	(21)%
Naval & Power (3)	50,001	—	50,001	43,095	366	43,461	16%	15%

Total segments	$106,925	$—	$106,925	$104,343	$452	$104,795	2%	2%

Corporate and other	(8,820)	—	(8,820)	(9,760)	—	(9,760)	10%	10%

Total operating income	$98,105	$—	$98,105	$94,583	$452	$95,035	4%	3%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	15.6%		15.6%	16.0%		15.7%	(40 bps)	(10 bps)
Defense Electronics	16.4%		16.4%	18.0%		18.9%	(160 bps)	(250 bps)
Naval & Power	19.9%		19.9%	16.6%		17.2%	330 bps	270 bps
Total Curtiss-Wright	16.1%		16.1%	15.2%		15.6%	90 bps	50 bps

Segment margins	17.5%		17.5%	16.8%		17.2%	70 bps	30 bps

(1) Excludes our build-to-print actuation product line supporting the Boeing 737 Max program, which we substantially exited in the fourth quarter of 2020.
(2) Excludes first year purchase accounting adjustments in the prior period.
(3) Excludes the results of operations from our German valves business, which was sold in January 2022.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Six Months Ended			Six Months Ended
	June 30, 2022			June 30, 2021			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial (1)	$399,684	$—	$399,684	$380,044	$(8,383)	$371,661	5%	8%
Defense Electronics (2)	292,618	—	292,618	343,563	2,160	345,723	(15)%	(15)%
Naval & Power (3)	476,516	—	476,516	494,947	(12,996)	481,951	(4)%	(1)%

Total sales	$1,168,818	$—	$1,168,818	$1,218,554	$(19,219)	$1,199,335	(4)%	(3)%

Operating income (expense):
Aerospace & Industrial (1)	$57,317	$—	$57,317	$51,002	$(1,982)	$49,020	12%	17%
Defense Electronics (2)	47,750	—	47,750	65,894	3,197	69,091	(28)%	(31)%
Naval & Power (3)	77,289	5,427	82,716	81,152	2,955	84,107	(5)%	(2)%

Total segments	$182,356	$5,427	$187,783	$198,048	$4,170	$202,218	(8)%	(7)%

Corporate and other (4)	(23,741)	4,876	(18,865)	(18,399)	—	(18,399)	(29)%	(3)%

Total operating income	$158,615	$10,303	$168,918	$179,649	$4,170	$183,819	(12)%	(8)%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	14.3%		14.3%	13.4%		13.2%	90 bps	110 bps
Defense Electronics	16.3%		16.3%	19.2%		20.0%	(290 bps)	(370 bps)
Naval & Power	16.2%		17.4%	16.4%		17.5%	(20 bps)	(10 bps)
Total Curtiss-Wright	13.6%		14.5%	14.7%		15.3%	(110 bps)	(80 bps)

Segment margins	15.6%		16.1%	16.3%		16.9%	(70 bps)	(80 bps)

(1) Excludes our build-to-print actuation product line supporting the Boeing 737 Max program, which we substantially exited in the fourth quarter of 2020.
(2) Excludes first year purchase accounting adjustments in the prior period.
(3) Excludes the results of operations from our German valves business, which was sold in January 2022, and the loss on divestiture in the current period.
(4) Excludes costs associated with shareholder activism in the current period.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED SALES TO ADJUSTED SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2022			June 30, 2021			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$94,545	$—	$94,545	$99,977	$—	$99,977	(5%)	(5%)
Ground Defense (1)	44,393	—	44,393	48,221	1,080	49,301	(8%)	(10%)
Naval Defense	172,786	—	172,786	177,724	—	177,724	(3%)	(3%)
Commercial Aerospace (2)	68,192	—	68,192	71,555	(5,784)	65,771	(5%)	4%
Total Aerospace & Defense	$379,916	$—	$379,916	$397,477	$(4,704)	$392,773	(4%)	(3%)

Commercial markets:
Power & Process (3)	125,355	—	125,355	125,333	(7,414)	117,919	0%	6%
General Industrial	104,086	—	104,086	98,685	—	98,685	5%	5%
Total Commercial	$229,441	$—	$229,441	$224,018	$(7,414)	$216,604	2%	6%

Total Curtiss-Wright	$609,357	$—	$609,357	$621,495	$(12,118)	$609,377	(2%)	0%

	Six Months Ended			Six Months Ended
	June 30, 2022			June 30, 2021			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$192,549	$—	$192,549	$210,993	$—	$210,993	(9%)	(9%)
Ground Defense (1)	83,501	—	83,501	103,967	2,160	106,127	(20%)	(21%)
Naval Defense	335,753	—	335,753	355,629	—	355,629	(6%)	(6%)
Commercial Aerospace (2)	129,084	—	129,084	128,824	(8,383)	120,441	0%	7%
Total Aerospace & Defense	$740,887	$—	$740,887	$799,413	$(6,223)	$793,190	(7%)	(7%)

Commercial markets:
Power & Process (3)	230,143	—	230,143	230,837	(12,996)	217,841	0%	6%
General Industrial	197,788	—	197,788	188,304	—	188,304	5%	5%
Total Commercial	$427,931	$—	$427,931	$419,141	$(12,996)	$406,145	2%	5%

Total Curtiss-Wright	$1,168,818	$—	$1,168,818	$1,218,554	$(19,219)	$1,199,335	(4%)	(3%)
(1) Excludes first year purchase accounting adjustments in the prior period.
(2) Excludes our build-to-print actuation product line supporting the Boeing 737 MAX program, which we substantially exited in the fourth quarter of 2020.
(3) Excludes the prior period results of our German valves business, which was sold in January 2022.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Diluted earnings per share - As Reported	$1.83	$1.49	$2.89	$2.94
Divested German valves business	—	—	0.11	0.04
Costs associated with shareholder activism	—	—	0.10	—
Former executive pension settlement expense	—	0.06	0.04	0.06
First year purchase accounting adjustments	—	0.03	—	0.06
Exit of build-to-print actuation product line	—	(0.02)	—	(0.03)
Diluted earnings per share - Adjusted (1)	$1.83	$1.56	$3.14	$3.07

(1) All adjustments are presented net of income taxes.

Organic Sales and Organic Operating Income

The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income, excluding contributions from acquisitions made during the last twelve months, loss on divestiture of the German valves business, and foreign currency fluctuations.

	Three Months Ended
	June 30,
	2022 vs. 2021
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	4%	2%	(8%)	(16%)	(3%)	16%	(2%)	4%
Less: Acquisitions	0%	0%	0%	0%	0%	0%	0%	0%
Foreign Currency	3%	0%	1%	(5%)	0%	(1%)	1%	(2%)
Organic	7%	2%	(7%)	(21%)	(3%)	15%	(1%)	2%

	Six Months Ended
	June 30,
	2022 vs. 2021
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	5%	12%	(15%)	(28%)	(4%)	(5%)	(4%)	(12%)
Less: Acquisitions	0%	0%	0%	0%	0%	0%	0%	0%
Loss on divestiture	0%	0%	0%	0%	0%	7%	0%	4%
Foreign Currency	2%	2%	1%	(1%)	0%	0%	1%	(1%)
Organic	7%	14%	(14%)	(29%)	(4%)	2%	(3%)	(9%)

Free Cash Flow and Free Cash Flow Conversion

The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less capital expenditures. Adjusted free cash flow for 2022 excludes: (i) payments associated with the Westinghouse legal settlement and (ii) executive pension payments. The Corporation discloses adjusted free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as adjusted free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net cash provided by (used for) operating activities	$31,044	$75,079	$(93,271)	$48,476
Capital expenditures	(8,596)	(9,234)	(19,492)	(17,771)
Free cash flow	$22,448	$65,845	$(112,763)	$30,705
Westinghouse legal settlement	—	—	15,000	—
Pension payment to former executive	—	—	8,214	—
Adjusted free cash flow	$22,448	$65,845	$(89,549)	$30,705
Adjusted free cash flow conversion	32%	101%	(74%)	24%

CURTISS-WRIGHT CORPORATION
2022 Guidance
As of August 3, 2022
($'s in millions, except per share data)

	2021 Reported (GAAP)	2021 Adjustments (Non- GAAP)(1)	2021 Adjusted (Non- GAAP)(1)	2022 Reported Guidance (GAAP)		2022 Adjustments (Non-GAAP)(2,3)	2022 Adjusted Guidance (Non-GAAP)(1,2,3)
				Low	High		Low	High	2022 Chg vs 2021 Adjusted
Sales:
Aerospace & Industrial	$786	$(11)	$775	$820	$840	$—	$820	$840	6 - 8%
Defense Electronics	724	4	728	720	735	—	720	735	(1) - 1%
Naval & Power	995	(30)	965	1,030	1,045	—	1,030	1,045	7 - 8%
Total sales	$2,506	$(37)	$2,468	$2,570	$2,620	$—	$2,570	$2,620	4 to 6%

Operating income:
Aerospace & Industrial	$122	$(2)	$120	$133	$137	$—	$133	$137	11 - 14%
Defense Electronics	159	5	164	160	165	—	160	165	(3) - 0%
Naval & Power	142	34	176	171	175	15	186	190	6 - 8%
Total segments	423	38	460	464	477	15	479	492
Corporate and other	(40)	—	(40)	(44)	(45)	5	(39)	(40)
Total operating income	$383	$38	$420	$420	$432	$20	$439	$452	5 to 7%

Interest expense	$(40)	$—	$(40)	$(44)	$(45)	$—	$(44)	$(45)
Other income, net	12	3	15	8	9	9	17	18
Earnings before income taxes	355	41	395	384	396	29	412	424
Provision for income taxes	(87)	(10)	(97)	(92)	(95)	(7)	(99)	(102)
Net earnings	$267	$31	$298	$291	$301	$22	$313	$323

Diluted earnings per share	$6.58	$0.76	$7.34	$7.54	$7.74	$0.56	$8.10	$8.30	10 to 13%
Diluted shares outstanding	40.6		40.6	38.6	38.8		38.6	38.8
Effective tax rate	24.6%		24.6%	24.0%	24.0%		24.0%	24.0%

Operating margins:
Aerospace & Industrial	15.5%		15.5%	16.2%	16.4%		16.2%	16.4%	70 to 90 bps
Defense Electronics	22.0%		22.6%	22.2%	22.4%		22.2%	22.4%	(20 to 40 bps)
Naval & Power	14.2%		18.2%	16.6%	16.7%		18.0%	18.2%	(20) to 0 bps
Total operating margin	15.3%		17.0%	16.3%	16.5%		17.1%	17.3%	10 to 30 bps

Free cash flow	$347		$347	$306	$326	$39	$345	$365

Notes: Full year amounts may not add due to rounding.

(1) 2021 Adjusted financials excludes the impact of first year purchase accounting adjustments; our build-to-print actuation product line supporting the Boeing 737 Max program; the results of operations and related impairments from our German valves business; pension settlement charges related to the retirement of two former executives (within non-operating income); and one-time legal settlement costs.

(2) 2022 Adjusted financials exclude the impact of first year purchase accounting adjustments, the loss on sale of our German valves business, costs associated with shareholder activism and pension settlement charges related to the retirement of two former executives.

(3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2022 Adjusted Free Cash Flow guidance excludes executive pension settlement payments of $24 million and a legal settlement payment of $15 million.

CURTISS-WRIGHT CORPORATION
2022 Sales Growth Guidance by End Market
As of August 3, 2022

	2022 % Change vs. 2021 Adjusted(1)(2)

	Prior	Current	% Total Sales
Aerospace & Defense Markets
Aerospace Defense	0 - 2%	9 - 11%	19%
Ground Defense	2 - 4%	(1 - 3%)	8%
Naval Defense	1 - 3%	1 - 3%	28%
Commercial Aerospace	9 - 11%	9 - 11%	11%
Total Aerospace & Defense	2 - 4%	4 - 6%	66%

Commercial Markets
Power & Process	1 - 3%	4 - 6%	18%
General Industrial	6 - 8%	6 - 8%	16%
Total Commercial	4 - 6%	5 - 7%	34%

Total Curtiss-Wright Sales	3 - 5%	4 - 6%	100%

(1) 2021 Adjusted Sales exclude the impact of first year purchase accounting adjustments; our build-to-print actuation product line supporting the Boeing 737 Max programs; and the results of operations from our German valves business.

(2) 2022 Sales include the contribution from the SAA acquisition to the Company's second half 2022 performance.

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Power, Process and Industrial markets. We leverage a workforce of approximately 8,000 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

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Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contacts

Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com